UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

ADDENTAX GROUP CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-206097	35-2521028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 13th, Building 1, Block B, Zhihui Square,

Nanshan District, Shenzhen City, China 518000

(Address of principal executive offices and Zip Code)

+ (86) 755 86961 405

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2018, Addentax Group Corp.’s (the “Company”, “we” and “us”) wholly-owned subsidiaries, Qianhai Yingxi Textile & Garments (Shenzhen) Co., Ltd and Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd, each entered into a Triparty Agreement of Debt Transfer, whereby such entities agreed to transfer $1,428,572 and $1,640,072, respectively, of debt owed by the subsidiaries to a related party creditor (the “Creditor” and the “Debt”), to the Company’s Chief Executive Officer, Hong Zhida, who agreed to assume and be solely responsible for such Debt. As a result of the Agreements, Mr. Hong is now solely responsible for the repayment of the Debt to the Creditor.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 1, 2018, the management of the Company, after consultation and discussions with the Board of Directors, and Pan-China Singapore PAC, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued unaudited condensed consolidated financial statements for the quarters ended September 30, 2017 and December 31, 2017, and the unaudited comparative balance sheet as of March 31, 2017 (the “Financial Statements”), included in the Company’s Quarterly Reports on Form 10-Q/A filed on April 16, 2017 and Form 10-Q filed on April 16, 2017, should no longer be relied upon, and determined that these financial statements will need to be restated due to the identification of certain accounting errors described below.

1)	The Company had historically presented certain related party balances as other receivables and payables in the Company’s condensed consolidated balance sheet. However, subsequent to the issuance of the Financial Statements, the Company determined that the correct presentation of these related party balances should be separately disclosed.

2)	The Company had historically recognized incorrect amounts of revenues and cost of revenues in its consolidated statement of operations due to an inaccurate cut off. Subsequent to the issuance of the Form 10-K for the year ended March 31, 2017, the Company determined that revenues and cost of revenues for these two periods were overstated.

3)	The Company had presented incorrect balance sheets for the comparative period as of March 31, 2017. The errors principally relate to the recognition of incorrect amounts of revenues and cost of revenues and the misclassification of related party balances. The incorrect amounts were subsequently adjusted and the updated audited financial statements as of March 31, 2017, incorporated in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018, which was filed on July 16, 2018.

The Company expects to file amendments on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2017 and December 31, 2017 to correct the errors described above. The Company is seeking to file the amendments on Form 10-Q/A as soon as reasonably practicable.

Accordingly, investors are cautioned not to rely on the Company’s historical financial statements and similar communications related to these periods. The Company’s management will also reassess the Company’s internal controls and will amend, as necessary, any disclosures pertaining to its evaluation of such controls and procedures in connection with its amended Quarterly Report on Form 10-Q for the periods described above.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1

Triparty Agreement of Debt Transfer dated August 1st, 2018, by and between Qianhai Yingxi Textile & Garments (Shenzhen) Co., Ltd, Shenzhen Bitun Investment Fund Management Co., Ltd and Hong Zhida (translated from the original agreement which was in Chinese)

10.2	Triparty Agreement of Debt Transfer dated August 1st, 2018, by and between Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd, Shenzhen Bitun Investment Fund Management Co., Ltd and Hong Zhida (translated from the original agreement which was in Chinese)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2018

ADDENTAX GROUP CORP.

/s/ Hong Zhida
Hong Zhida
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

Triparty Agreement of Debt Transfer dated August 1st, 2018, by and between Qianhai Yingxi Textile & Garments (Shenzhen) Co., Ltd, Shenzhen Bitun Investment Fund Management Co., Ltd and Hong Zhida (translated from the original agreement which was in Chinese)

10.2	Triparty Agreement of Debt Transfer dated August 1st, 2018, by and between Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd, Shenzhen Bitun Investment Fund Management Co., Ltd and Hong Zhida (translated from the original agreement which was in Chinese)